UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 9, 2009
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9,2009, the Compensation Committee of Rovi Corporation (the “Company”) approved an incentive program for approximately 100 employees working on the development of the Company’s TotalGuide solution.  As part of this incentive program, Thomas Carson, the Company’s Executive Vice President, Worldwide Sales & Services, is eligible for an award of up to 3,500 shares of fully vested restricted stock of the Company, par value $0.001, if various specified performance criteria are achieved.  The incentive program provides that 50% of such restricted stock award would be granted upon achievement of certain performance milestones by April 15, 2010 (including achievement of specified targets for number of customer wins, number of projected unit shipments and number of content partners, as well as specific product feature and performance criteria) and the remaining 50% of such restricted stock award would be granted upon achievement of certain performance milestones by March 1, 2011 (including achievement of specified targets of shipment volume and customer implementation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: October 15, 2009	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel